UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2012

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

 (Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreement.

On March 6, 2012, Lpath, Inc. (the “Company”) entered into subscription agreements with certain investors relating to the sale and issuance by the Company of 12,358,667 Units, with each Unit consisting of one share of the Company’s Class A common stock and 0.5 of a warrant to purchase one share of the Company’s Class A common stock, for aggregate gross proceeds of  $9,269,000, before deducting placement agent fees and other estimated offering expenses. The purchase price for each Unit is $0.75.  Each warrant will have an exercise price of $1.10 per share, will be exercisable immediately after issuance and will expire five years from the date of issuance.  Each warrant may be exercised using a cashless exercise procedure in the holder’s sole discretion and includes provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events.

On March 6, 2012, Lpath, Inc. (the “Company”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Morgan Joseph TriArtisan and Summer Street Research Partners (the “Placement Agents”) pursuant to which Placement Agents agreed to act on a reasonable best efforts basis for the offering.  The Company will pay the Placement Agents a fee equal to 6.5% of the gross proceeds from the offering, subject to certain exclusions. In addition, the Company has agreed to issue to the Placement Agents warrants to purchase the number of shares of common stock equal to 1.25% of the aggregate shares of common stock sold in the offering at an exercise price of $0.75 per share of common stock, subject to certain exclusions.  The placement agent warrants will have terms substantially similar to the warrants issued to the investors, and will otherwise comply with the requirements of the Financial Industry Regulatory Authority, Inc., or FINRA.  The Company has also agreed to reimburse the placement agents for their reasonable out-of-pocket expenses up to $150,000.  The Company has also agreed, pursuant to a financial advisory agreement, to pay Griffin Securities, Inc. a cash fee equal to 0.5% of the gross proceeds of the offering of Units and to issue a warrant to Griffin Securities, Inc. to purchase a number of shares of common stock equal to 0.5% of the aggregate number of shares of Class A common stock sold in the offering, subject to certain exclusions.  The placement agent agreement contains customary representations and warranties by the parties.

The net proceeds to the Company from the offering, after deducting placement agent fees and the estimated offering expenses borne by the Company, and excluding the proceeds, if any, from the exercise of the warrants issued in the offering, are expected to be approximately $8.2 million. The offering is expected to close on March 9, 2012, subject to customary closing conditions. After giving effect to the offering, but without giving effect to the exercise of the warrants being offered, the Company will have 73,720,948 shares of common stock outstanding.

The Company is offering the shares of common stock and the warrants pursuant to a prospectus which was filed with the Securities and Exchange Commission, in connection with the Company’s registration statement on Form S-1, as amended (File No. 333-178352), which was declared effective by the Securities and Exchange Commission on February 14, 2012.

A form of subscription agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the form of investor warrant is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Placement Agent Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.  Copies of the form of placement agent warrant and the Griffin Securities, Inc. warrants are attached as Exhibits 4.2 and 4.3, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

On March 6, 2012, the Company issued a press release announcing the offering.  A copy of the press release is attached as Exhibit 99.1 hereto.  The foregoing descriptions of the Placement Agent Agreement, form of subscription agreement and form of warrants do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto which are incorporated by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant for Investors in the Units.
4.2	Form of Common Stock Purchase Warrant for Placement Agents of the Units.
4.3	Form of Common Stock Purchase Warrant for Griffin Securities, Inc.
10.1	Form of Subscription Agreement.
10.2	Placement Agent Agreement, dated March 6, 2012, by and among Lpath, Inc., Summer Street Research Partners and Morgan Joseph TriArtisan LLC.
10.3

Financial Advisor Agreement, dated as of December 30, 2011 by and between Lpath, Inc. and Griffin Securities, Inc. (filed as Exhibit 10.22 to the Third Amendment to registration statement on Form S-1 filed on February 14, 2012, SEC File No. 333-178352 and incorporated herein by reference.)

99.1	Press Release, issued March 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: March 6, 2012	By:	/s/ Gary J. G. Atkinson
Name: Gary J.G. Atkinson
Title: Vice President and Chief Financial Officer